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                                                                   EXHIBIT 10.31





                                ON SEMICONDUCTOR
                              AMENDED AND RESTATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS

                                                                       PAGE


SECTION 1      PREAMBLE...............................................  1

SECTION 2      DEFINITIONS............................................  1

SECTION 3      ELIGIBILITY............................................  4

SECTION 4      CONTRIBUTIONS..........................................  5

SECTION 5      WITHDRAWALS............................................  5

SECTION 6      CREDITING OF CONTRIBUTIONS AND INCOME..................  6

SECTION 7      VESTING................................................  8

SECTION 8      DISTRIBUTION OF BENEFITS...............................  8

SECTION 9      ADMINISTRATION OF THE PLAN............................. 10

SECTION 10     ADOPTION OF PLAN BY AFFILIATES......................... 12

SECTION 11     CLAIM REVIEW PROCEDURE................................. 12

SECTION 12     LIMITATION OF RIGHTS, CONSTRUCTION..................... 13

SECTION 13     LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
               INCOMPETENT DISTRIBUTEE................................ 14

SECTION 14     AMENDMENT, MERGER, AND TERMINATION..................... 14

SECTION 15     GENERAL PROVISIONS..................................... 15


                                      -i-
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                                ON SEMICONDUCTOR
                              AMENDED AND RESTATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   SECTION 1
                                    PREAMBLE

         SCG Holding Corporation, dba ON Semiconductor (the "Company"), previously adopted the ON Semiconductor Executive Deferred Compensation Plan (the "Plan") effective December 13, 1999 in order to provide its key employees and the key employees of its Affiliates with an opportunity and incentive to save for retirement and other purposes. The Company would like to amend and restate the Plan to clarify certain terms and conditions as set forth herein.

                                   SECTION 2
                                   DEFINITIONS

         The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2 (and
Section 1), unless a clearly different meaning is required by the context in which the word or phrase is used:

         2.1 "Account" means the portion of a Participant's Account representing deferrals by a Participant under Section 4.1, as adjusted to reflect the rate of return on the Investment Funds in which the Account is invested and other credits or charges under this Plan.

         2.2 "Affiliate" means (a) a corporation that is a member of the same control group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, and (c) any other corporation, partnership, or other organization that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company or which is otherwise required to be aggregated with the Company under Section 414(o) of the Code.

2.3 "Base Salary" means the total basic compensation paid by the Company or an Affiliate to a Participant during the portion of the Plan Year in which an election by a Participant to make Deferral Contributions under Section 4.1(a) is in effect.

         2.4 "Beneficiary" means the person or entity that a Participant, in his most recent written designation filed with the Plan Administrator, has designated to receive his benefit under the Plan in the event of his death. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in any form as the Plan Administrator may prescribe and the Plan Administrator shall immediately notify the Trustee, in writing, of any designation or change in designation.

         2.5 "Board of Directors" means the Board of Directors of the Company.

         2.6 "Bonus" means the additional cash compensation paid to a Participant by the Company or an Affiliate pursuant to any incentive or bonus plan, program, or practice of the
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Company or an Affiliate which is subject to an election to make Deferral
Contributions under Section 4.1(b).

         2.7 "Cause" means if the Plan Administrator, in its reasonable and good faith discretion, determines that the Employee (a) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (b) engages in willful misconduct or gross negligence that is materially injurious to the Company or an Affiliate; (c) breaches his duty of loyalty to the Company or an Affiliate; (d) impermissibly removes from the premises of the Company or an Affiliate a document (of any media or form) relating to the Company or a Subsidiary or the customers of the Company or an Affiliate; or (e) has committed a felony or a serious crime involving moral turpitude

         2.8 "Change of Control" means and includes each of the following:

             (a) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or interests of the surviving entity immediately after the merger;

             (b) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company;

             (c) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

             (d) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934), other than (A) an employee benefit plan of the Company or any Affiliate or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any Affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Stock; or

             (e) during any two-year period, individuals who at the beginning of the period do not constitute a majority of the Board at the end of such period, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         2.9 "Code" means the Internal Revenue Code of 1986, as amended.

         2.10 "Compensation" means the sum of a Participant's Base Salary and Bonus.

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         2.11 "Deferral Contributions" means contributions by a Participant pursuant to Section 4.1 of this Plan.

         2.12 "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Plan Administrator is permanent and continuous in nature. The Plan Administrator may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

         2.13 "Effective Date" of this Amended and Restated Plan is March 1, 2000. The original effective date of the Plan was December 13, 1999.

         2.14 "Employee" means each person receiving remuneration, or who is entitled to remuneration, for services rendered to the Company or an Affiliate as a common-law employee.

         2.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.16 "Investment Fund" means the investment fund or funds established by the Plan Administrator pursuant to Section 6.3, into which Participants may direct the Trustee to invest amounts credited to their Accounts.

         2.17 "Participant" means an Employee who has been selected to participate under Section 3.1, who has elected to participate under Section 3.2, and whose participation has not been terminated. If indicated by the context, the term Participant also includes former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled under the Plan.

         2.18 "Participation Agreement" means the agreement entered into by the Company and a Participant as set forth in Section 3.2.

         2.19 "Plan Administrator" means the Company or the committee designated by the Company to carry out its responsibilities under the Plan as set forth in
Section 8.3.

         2.20 "Plan Year" shall mean the calendar year.

         2.21 "Trust Agreement" means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

         2.22 "Trustee" means the Trustee under the Trust Agreement.

         2.23 "Trust Fund" means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Participant contributions, earnings, or forfeitures.

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         2.24 "Valuation Date" means the date or dates as of which amounts credited to a Participant's Account are adjusted to reflect the crediting of investment experience, the addition of Deferral Contributions, and subtraction of distributions. The Valuation Date is the last business day of each Plan Year and such other dates designated by the Plan Administrator.

                                   SECTION 3
                                  ELIGIBILITY

         3.1 GENERAL. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees. As a result, participation in the Plan shall be limited to Employees who are properly included in one or both of these categories. As an initial matter, full-time regular employees of the Company or an Affiliate on the U.S. payroll who are in an exempt position and at a Base Salary of $125,000 or more are eligible to participate in the Plan, provided that the Plan Administrator reserves the right to change such eligibility criteria at any time. The Plan Administrator, in the exercise of its discretion, may exclude an Employee who otherwise meets the requirements of this
Section 3.1 from participation in the Plan if it concludes that excluding the Employee is necessary to satisfy these requirements. The Plan Administrator also may exclude an Employee who otherwise meets the requirements of this Section 3.1 for any other reason, or for no reason, as the Plan Administrator deems appropriate.

         3.2 APPLICATION TO PARTICIPATE. Each Employee who is designated as eligible to participate in the Plan by the Plan Administrator may become a Participant by completing and signing an enrollment form provided by, or acceptable to, the Plan Administrator and delivering the form to the Plan Administrator. The Employee must designate on the form the amount of his Deferral Contributions and must authorize the Company or an Affiliate to reduce his Compensation in an amount equal to his Deferral Contributions.

         3.3 TIMING OF PARTICIPATION. After an Employee has been selected by the Plan Administrator to participate in the Plan, the Employee has 30 days to notify the Plan Administrator whether he will participate in the Plan. If the Employee timely notifies the Plan Administrator of his intent to participate in the Plan, the Employee's participation will commence on the first payroll period following or coinciding with the first day of the calendar month after the Plan Administrator is so notified. If the Employee does not timely notify the Plan Administrator of his intent to participate in the Plan, the Employee's participation may commence on the first payroll period following or coinciding with the first day of any later Plan Year by notifying the Plan Administrator prior to the first day of such Plan Year and provided further that the Plan Administrator determines that the Employee remains eligible to participate in the Plan under Section 3.1.

         3.4 DISCONTINUANCE OF PARTICIPATION. Once an Employee is designated as a Participant, he will continue as such for all future Plan Years unless the Plan Administrator specifically discontinues his participation, or the Participant's participation is suspended pursuant to Section 5.2(c) hereof. The Plan Administrator may discontinue an individual's participation in the Plan at any time for any or no reason. If an individual's participation is discontinued, the individual will no longer be eligible to make Deferral Contributions. The Employee will not be entitled to receive a distribution, however, until the occurrence of one of


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the events listed in Section 7, unless the Board, in the exercise of its discretion, directs that a distribution be made as of an earlier date in which case the Account shall be distributed on the same basis as if the Employee's employment had been terminated.

                                   SECTION 4
                                 CONTRIBUTIONS

         4.1 PARTICIPANT CONTRIBUTIONS.

             (a) DEFERRAL OF BASE SALARY. For any Plan Year, a Participant may elect to defer a portion of the Base Salary otherwise payable to him. Any such deferrals shall be in whole percentages or a specific dollar amount of the Participant's Base Salary, as specified in the Participant's Participation Agreement. Contributions of amounts deferred shall be made by the Company directly to the Trust.

             (b) DEFERRAL OF BONUSES. A Participant may also elect to defer a portion of any Bonuses which might be payable to him by the Company. Any such deferrals shall be in whole percentages or a specific dollar amount of the Participant's Bonuses, as specified in the Participant's Participation Agreement. Contributions of amounts so deferred shall be made by the Company directly to the Trust.

             (c) LIMITATIONS ON DEFERRALS. A Participant may elect to defer up to 25% of the Participant's Base Salary and up to 100% of the Participant's Bonus, up to a maximum of $250,000 for each Plan Year, provided that the Plan Administrator reserves the right to change such limits from time to time.

         4.2 DESIGNATION AND CHANGE OF DESIGNATION OF PARTICIPANT CONTRIBUTIONS. All designations or changes of designation of the amount of Participant Deferral Contributions will be made on forms supplied by, or acceptable to, the Plan Administrator, signed by the Participant and delivered to the Plan Administrator. A change in designation is effective as of the beginning of the first payroll period following or coinciding with the first day of the next Plan Year. A payroll deduction designation form is effective for all future Plan Years until it is succeeded by another valid payroll deduction designation form or until the Participant's right to make Participant Deferrals is otherwise suspended or terminated.

                                   SECTION 5
                                  WITHDRAWALS

         5.1 HARDSHIP. In the event of an unforeseeable financial emergency, a Participant may make a written request to the Plan Administrator for a hardship withdrawal from his Account. For purposes of this Plan, an "unforeseeable financial emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as such term is defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The granting of a Participant's request for a hardship withdrawal shall be left to the absolute discretion of the Plan Administrator and the Plan Administrator may deny such request even if an unforeseeable financial emergency clearly exists. A request for a hardship withdrawal


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must be made in writing at least 30 days in advance, on a form provided by the
Plan Administrator, and must be expressed as a specific dollar amount. The amount of a hardship withdrawal may not exceed the lesser of the amount required to meet the Participant's unforeseeable financial emergency or the entire balance of the Participant's Employee Deferral Account. A hardship withdrawal will not be permitted to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, liquidation of the Participant's assets to the extent that such liquidation would not itself cause a severe financial hardship, or by the cessation of Deferral Contributions.

         5.2 ACCELERATION OF BENEFITS.

             (a) GENERAL. A Participant may elect to receive an accelerated withdrawal by filing an election with the Plan Administrator on such forms as may be prescribed from time to time by the Plan Administrator. If a Participant makes such an election, the Participant shall receive a single lump sum payment equal to the Participant's "available Account balance." For this purpose, the Participant's "available Account balance" equals the lesser of (a) the value of the Participant's Account as of the Valuation Date immediately prior to termination of employment (plus any Deferral Contributions made between such Valuation Date and the date of termination of employment), or (b) the sum of the Participant's Deferral Contributions made under the Plan. The accelerated withdrawal shall be paid as soon as reasonably possible following the filing of the election by the Participant.

             (b) FORFEITURE. If the Participant elects to receive an accelerated withdrawal, the Participant shall forfeit any amounts ever credited as earnings or income on Deferral Contributions to his Account. The Deferral Contributions made by the Participant during the Plan Year in which the accelerated withdrawal request is made (which is not subject to or available for withdrawal) shall not be forfeited.

             (c) SUSPENSION OF PARTICIPATION. If a Participant elects to receive an accelerated withdrawal, the Participant's right to participate in the Plan shall be suspended for all future periods.

         5.3 CREDITING OF WITHDRAWALS. Withdrawals and other distributions shall be charged pro rata to the Investment Funds in which the Account of the Participant is invested, pursuant to his designation under Section 6.3 hereof.

                                   SECTION 6
                      CREDITING OF CONTRIBUTIONS AND INCOME

         6.1 TRANSFER TO TRUSTEE. All Deferral Contributions shall be transmitted to the Trustee by the Company as soon as reasonably practicable and shall be credited to the Accounts of the Participants immediately upon receipt. All payments from an Account between Valuation Dates shall be charged against the Account as of the preceding Valuation Date. The Accounts are bookkeeping accounts only and the Plan Administrator is not in any way obligated to segregate assets for the benefit of any Participant.

         6.2 CREDITING TO ACCOUNTS. Except as otherwise provided in the Plan and Trust, as of each Valuation Date the Plan Administrator shall adjust each Participant's Account


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with the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 6.3(b). The rate of return will be determined by the Plan Administrator pursuant to Section 6.3(c) and will be credited or charged against the "adjusted balance" of the Account, which will be the balance of the Account as of the preceding Valuation Date less all withdrawals, distributions and other amounts chargeable against the Account pursuant to any other provisions of this Plan since the prior Valuation Date. In the exercise of its discretion, the Plan Administrator also may direct that a portion of the Deferral Contributions made since the prior Valuation Date be considered in calculating the adjusted balance of the Account.

         6.3 INVESTMENT DIRECTION.

             (a) INVESTMENT FUNDS. The Plan Administrator shall establish one or more Investment Funds in which each Participant shall invest amounts credited to his Account. The Investment Funds shall include such funds as may be selected from time to time by the Plan Administrator. The Investment Funds may be changed from time to time by the Plan Administrator.

             (b) PARTICIPANT DIRECTIONS.

                 (1) GENERAL. Upon becoming a Participant of the Plan, each Participant may, subject to the approval by the Trustee, direct that all of the amounts attributable to his Account be invested in a single investment fund or may direct fractional (percentage) increments of his Account to be invested in such fund or funds as he shall desire, on such forms and in accordance with such procedures, if any, as may be established by the Plan Administrator. Subject to the Trustee's approval, such designation may be changed no more than twice per Plan Year (or such other greater amount as permitted by the Plan Administrator in its sole discretion), with respect to future contributions and transfers among Investment Funds, by filing an election with the Plan Administrator, on a form prescribed by the Plan Administrator. The designation will continue until changed by the timely submission of a new form.

                 (2) DEFAULT SELECTION. In the absence of any designation, a Participant will be deemed to have directed the investment of his Accounts in such Investment Funds as the Trustee, in its sole and absolute discretion, shall determine. In no event may a Participant designate the investment of his Account in stock or other securities of the Company or any Affiliate.

                 (3) IMPACT OF ELECTION. The Participant's selection of Investment Funds shall serve only as a measurement of the value of the Accounts of the Participant pursuant to Section 6.2 and Section 6.3(c) and the Plan Administrator and the Trustee are not required to invest a Participant's Accounts in accordance with the Participant's selections.

             (c) RATE OF RETURN. As soon as possible after each Valuation Date, the Plan Administrator shall determine the rate of return, positive or negative, experienced on each of the Investment Funds. The rate of return determined by the Plan Administrator in good faith and in its discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant's Beneficiary and all parties claiming through them.


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             (d) CHARGES. The Plan Administrator may charge each Participant's
Account for the reasonable expenses of carrying out investment instructions directly related to such Account.

                                   SECTION 7
                                    VESTING

         7.1 VESTING. Subject to Sections 5.2 and 8.1, Participants shall have a fully vested, non-forfeitable interest in their Accounts at all times.

                                   SECTION 8
                            DISTRIBUTION OF BENEFITS

         8.1 TERMINATION OF EMPLOYMENT. A Participant who terminates employment with the Company or an Affiliate for any reason other than death or Disability is entitled to distribution of amounts credited to his Account at the time and in the manner provided in Section 8.6. In the exercise of its discretion, the Plan Administrator may also elect to commence distributions while the Participant is employed if the Participant's participation has been discontinued under Section 3.4. Notwithstanding the above, if the Participant's employment is terminated for Cause, the Participant will forfeit any earnings or income ever credited to the Participant's Account and shall only be entitled to a distribution equal to the lesser of (a) the value of the Participant's Account as of the Valuation Date immediately prior to termination of employment (plus any Deferral Contributions made between such Valuation Date and the date of termination of employment), or (b) the sum of the Participant's Deferral Contributions made under the Plan.

         8.2 DISABILITY RETIREMENT. A Participant who terminates employment with the Company or an Affiliate due to Disability is entitled to a distribution of amounts credited to his Account as provided in Section 8.6. Subject to Section 8.6, the payments may commence as of his date of termination of employment due to Disability.

         8.3 DEATH.

             (a) BENEFIT. If a Participant (which term for purposes of this Section includes a former Participant) dies before the day on which his benefit payments commence, the Participant's Beneficiary is entitled to distribution of amounts credited to his Participant Deferrals Account at the time and in the manner provided in Section 8.6.

             (b) DEATH AFTER COMMENCEMENT OF BENEFITS. If a former Participant dies after the day on which his benefit payments commence, but prior to the complete distribution of all amounts to which such Participant is entitled, the Participant's Beneficiary is entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived at the time and in the manner provided in Section 8.6. The Plan Administrator may require and rely upon such proofs of death and the right of any Beneficiary to receive benefits under this Section 8.3 as the Plan Administrator may reasonably determine, and its determination of death and the right of such Beneficiary to receive payment is binding and conclusive upon all persons.


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         8.4 PLANNED DISTRIBUTIONS. A Participant may, in his Participation
Agreement, make an irrevocable election to receive a distribution of benefits under this Plan with respect to all or any portion of Deferral Contributions made under this Plan at a specific time prior to termination of employment, death, or Disability, provided, that such planned distribution may not be distributed earlier than four years after the date to which the Deferral Contribution relates is made and may not be paid out over a period of more than five years.

         8.5 CHANGE OF CONTROL. In the event of a Change of Control, the Participant shall be entitled to a lump sum payment of the entire amount allocated to the Participant's Account as of the date of such Change of Control. Such payment shall be made within 30 days of the effective date of the event constituting the Change of Control.

         8.6 TIME AND METHOD OF DISTRIBUTION OF BENEFITS.

             (a) TERMINATION. Payment to a Participant who is entitled to benefits under Section 8.1 will commence within a reasonable time following the Valuation Date next following the Participant's termination of employment.

             (b) DISABILITY. Payment to a Participant who is entitled to benefits under Section 8.2 will commence as soon as possible after the Valuation Date next following the Participant's termination of employment due to a Disability.

             (c) DEATH AFTER COMMENCEMENT OF PAYMENTS. If a Participant dies after the day on which his benefit payments commence but before the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits will be distributed to the Participant's Beneficiary in either a single lump sum or over the period of years selected by the Participant, provided that if the Participant's Beneficiary is not a spouse, the distribution will be made in a lump sum. Payments to the Beneficiaries entitled to payments pursuant to Section 8.3 will commence as soon as possible following the death of the Participant.

             (d) DEATH BEFORE COMMENCEMENT OF BENEFITS. If a Participant dies before the day on which his benefit payments commence, payments to the Participant's Beneficiary will commence as soon as possible following the Participant's death.

             (e) FORM OF PAYMENT. Any distribution paid from the Plan to a Participant or Beneficiary from a Participant's Account will be paid in cash. Except as otherwise provided in Sections 8.4 and 8.5, such distribution will be paid in either a lump sum payment or in installments over a period not to exceed 15 years; provided that if the value of the Participant's Account at the time of distribution is less than $100,000, the Plan Administrator reserves the right to make such distribution in a lump sum. A Participant must elect which form of payment to receive in his initial enrollment form, which election may be changed by the Participant at any time so long as the change is received by the Plan Administrator at least 12 months prior to the Participant's termination of employment. Any remaining balance in the Participant's Participant Deferrals Account will be credited with investment experience in the Trust Fund.

         8.7 DESIGNATION OF BENEFICIARY. Each Participant has the right to designate, on forms supplied by, or acceptable to, and delivered to the Plan Administrator, a Beneficiary or


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
Beneficiaries to receive his benefits in the event of his death. For each Participant who is married, his Beneficiary will be deemed to be his spouse, unless the Participant's spouse consents to the Participant's Beneficiary designation to the contrary. Such consent must be in writing, must acknowledge the effect of the Beneficiary designation and the spouse's consent thereto. Subject to the foregoing, each Participant may change his Beneficiary designation from time to time in the manner described above and the change will be effective upon receipt by the Plan Administrator, whether or not the Participant is living at the time the notice is received. There is no liability on the part of the Plan Administrator with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in the Plan Administrator's possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary will be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant.

         8.8 PAYMENTS TO DISABLED. If a person entitled to any payment is under a legal disability, or in the sole judgment of the Plan Administrator is otherwise unable to apply such payment to his own interest and advantage, the Plan Administrator in the exercise of its discretion may make any such payment in any one or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator, or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Plan Administrator will in each case be final and binding upon all persons in interest.

         8.9 UNDERPAYMENT OR OVERPAYMENT OF BENEFITS. In the event that, through misstatement or computation error, benefits are underpaid or overpaid, there is no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

                                   SECTION 9
                           ADMINISTRATION OF THE PLAN

         9.1 ADOPTION OF TRUST. The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

         9.2 POWERS OF THE PLAN ADMINISTRATOR.

             (a) The Plan Administrator is the named fiduciary with respect to the administration of the Plan.

             (b) The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and


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
shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

             (c) Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

             (d) The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

             (e) The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator and shall distribute any forms, reports or statements to be distributed to Participants and others.

             (f) The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Company regarding the investment and reinvestment of the Trust Fund not less frequently than annually.

         9.3 CREATION OF COMMITTEE. The Company may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board of Directors resolutions. The committee must consist of at least two (2) members, and they shall hold office during the pleasure of the Board of Directors. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The committee shall conduct itself in accordance with the provisions of this Section 11. The members of the committee may resign with 30 days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.

         9.4 CHAIRMAN AND SECRETARY. The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

         9.5 APPOINTMENT OF AGENTS. The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the Board of Directors.

         9.6 MAJORITY VOTE AND EXECUTION OF INSTRUMENTS. In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

         9.7 ALLOCATION OF RESPONSIBILITIES. The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

         9.8 CONFLICT OF INTEREST. No member of the committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

         9.9 FIDUCIARY AUTHORITY. All delegations of fiduciary responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the named fiduciary.

                                   SECTION 10
                         ADOPTION OF PLAN BY AFFILIATES

         The adoption of this Plan by any Affiliate shall not be effective without the written consent of the Company, provided, however, that selected key employees of Semiconductor Components Industries, L.L.C. shall be eligible to participate in the Plan as of the Plan's original effective date, December 13, 1999. Any adoption shall be evidenced by certified copies of the resolution of the foregoing board of directors indicating the adoption and by the execution of the Trust by the adopting corporation or Affiliate. The resolution shall define the Effective Date for the purpose of the Plan as adopted by the corporation or Affiliate.

                                   SECTION 11
                             CLAIM REVIEW PROCEDURE

         11.1 GENERAL. In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan (the "claimant"), the Plan Administrator shall provide to the claimant written notice of the denial which shall set forth:

             (a) the specific reason or reasons for the denial;

             (b) specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

             (c) a description of any additional material or information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

             (d) a statement that the claimant may:

                 (1) Request a review upon written application to the Plan Administrator;

                 (2) Review pertinent Plan documents; and

                 (3) Submit issues and comments in writing; and

             (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the claimant that his failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period will render the Plan Administrator's determination final, binding, and conclusive.

         11.2 APPEALS.

             (a) If the claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Plan Administrator render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

             (b) If, upon appeal, the Plan Administrator shall grant the relief requested by the claimant, then, in addition, the Plan Administrator shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

         11.3 NOTICE OF DENIALS. The Plan Administrator's notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

                                   SECTION 12
                       LIMITATION OF RIGHTS, CONSTRUCTION

         12.1 LIMITATION OF RIGHTS. Neither this Plan, the Trust nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of the Company or as interfering with the right of the Company to terminate the service of any individual at any time.

         12.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Arizona.

                                   SECTION 13
                  LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                             INCOMPETENT DISTRIBUTEE

         13.1 ANTI-ALIENATION CLAUSE. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

         13.2 PERMITTED ARRANGEMENTS. Section 13.1 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). Additionally, Section 13.1 shall not preclude arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a "domestic relations order" in accordance with such procedures as may be established from time to time by the Plan Administrator.

         13.3 PAYMENT TO MINOR OR INCOMPETENT. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

                                   SECTION 14
                       AMENDMENT, MERGER, AND TERMINATION

         14.1 AMENDMENT. The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Company after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate. Any Affiliate or other corporation adopting this Plan hereby delegates the authority to amend the Plan to the Company. An Affiliate or other corporation that has adopted this Plan may terminate its future participation in the Plan at any time.

         14.2 MERGER OR CONSOLIDATION OF COMPANY. The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

         14.3 TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder.

         14.4 LIMITATION OF COMPANY'S LIABILITY. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee. A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

                                   SECTION 15
                               GENERAL PROVISIONS

         15.1 STATUS OF PARTICIPANTS AS UNSECURED CREDITORS. All benefits under the Plan shall be the unsecured obligations of the Company as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Company, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         15.2 UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

         15.3 HEIRS AND SUCCESSORS. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

         To signify its adoption of this Plan document, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this 8th day of March, 2000.

                                                     SCG HOLDING CORPORATION



                                                     By: George H. Cave
                                                         --------------------

                                                     Its: Secretary
                                                          -------------------

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